SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report: February 18, 2000 Date of earliest event reported: February 6, 2000

PFIZER INC. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-3619 (Commission File Number)	13-5315170 (I.R.S. Employer Identification No.)

235 East 42nd Street New York, New York (Address of principal executive offices)		10017 (Zip Code)

Registrant's telephone number, including area code: (212) 573-2323

Item 5. Other Events

Pfizer Inc. ("Pfizer") entered into a definitive Agreement and Plan of Merger (the "Merger Agreement") with Warner-Lambert Company ("Warner-Lambert") and Seminole Acquisition Sub Corp., a direct wholly-owned subsidiary of Pfizer (the "Merger Sub"), dated as of February 6, 2000. Pursuant to the Merger Agreement, Merger Sub shall be merged with and into Warner-Lambert with Warner-Lambert as the surviving corporation as a wholly-owned subsidiary of Pfizer (the "Merger"). The Merger is subject to various conditions, including, among other things, regulatory approval and approval by Pfizer's and Warner-Lambert's stockholders.

The foregoing description of the Merger and the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed herewith as Exhibit 99.1 and such Exhibit is incorporated herein by reference.

This Current Report on Form 8-K contains or incorporates by reference forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by Pfizer with the Securities and Exchange Commission, which identify important risk factors that could cause actual results to differ from those contained in any forward-looking statements.

Item 7(c). Exhibits

99.1	Agreement and Plan of Merger, dated as of February 6, 2000, among Pfizer Inc., Warner-Lambert Company and Seminole Acquisition Sub Corp.

SIGNATURE

Under the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the authorized undersigned.

PFIZER INC.

Dated: February 18, 2000	By: /s/ MARGARET M. FORAN Name: Margaret M. Foran Title: Vice President - Corporate Governance

Index to Exhibits

99.1	Agreement and Plan of Merger, dated as of February 6, 2000, among Pfizer Inc., Warner-Lambert Company and Seminole Acquisition Sub Corp.